EXHIBIT (a)(1)(v)
Offer to Purchase for Cash
by
Central Parking Corporation
of
Up to 4,400,000 Shares of Its Common Stock
at
a Purchase Price Not Greater Than $16.75 Nor Less Than $14.50 Net Per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL
RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON SEPTEMBER 14, 2005,
UNLESS THE TENDER OFFER IS EXTENDED.
August 12, 2005
To Our Clients:
      Enclosed for your consideration are the Offer to Purchase, dated August 12, 2005, (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “tender offer”) in connection with the tender offer by Central Parking Corporation, a Tennessee corporation (“Central Parking”), to purchase for cash up to 4,400,000 shares of its common stock, par value $0.01 per share, at a price specified by its shareholders not greater than $16.75 nor less than $14.50 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer. Unless the context requires otherwise, all references to shares shall refer to the shares of common stock, par value $0.01 per share, of Central Parking.
      We are the holder of record of shares held for your account. A tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares held by us for your account.
      Central Parking will determine a single per share price, not greater than $16.75 nor less than $14.50 per share, that it will pay for the shares properly tendered and not properly withdrawn pursuant to the tender offer taking into account the number of shares so tendered and the prices specified by tendering shareholders. Central Parking will select the lowest purchase price that will allow it to purchase 4,400,000 shares (or such lesser number as are properly tendered and not properly withdrawn) pursuant to the tender offer. Central Parking will purchase all shares validly tendered at prices at or below the purchase price and not withdrawn upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, including the provisions relating to “odd lot” tenders, proration and conditional tenders described in the Offer to Purchase.
      Shares tendered at prices in excess of the purchase price and shares not purchased because of proration or conditional tenders will be returned at Central Parking’s expense to the shareholders who tendered such shares promptly after the Expiration Date (as defined in the Offer to Purchase). As described in the Offer to Purchase, in the event the final purchase price is less than the maximum price of $16.75 per share and more than 4,400,000 shares are tendered in the tender offer at or below the purchase price, Central Parking also expressly reserves the right, in its sole discretion, to purchase additional shares subject to applicable legal requirements. See Section 1 of the Offer to Purchase.

      As described in the Offer to Purchase, if fewer than all shares properly tendered and not properly withdrawn at or below the purchase price are to be purchased by Central Parking, Central Parking will purchase tendered shares in the following order of priority:
      First, from all shareholders who own beneficially or of record, an aggregate of fewer than 100 shares (“odd lots”) who properly tender, and do not properly withdraw, all of such shares at or below the purchase price selected by Central Parking (partial tenders will not qualify for this preference);
      Second, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, on a pro rata basis from all other shareholders who properly tender, and do not properly withdraw, shares at or below the purchase price selected by Central Parking; and
      Third, only if necessary to permit Central Parking to purchase 4,400,000 shares (or such greater number of shares as Central Parking may elect to purchase subject to applicable law) from holders who have tendered shares at or below the purchase price conditionally (for which the condition was not initially satisfied), by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose shares are conditionally tendered must have not properly withdrawn them before the expiration of the tender offer. See Section 6 of the Offer to Purchase.
      We request instructions as to whether you wish us to tender any or all of the shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.
      Please note carefully the following:

1. You may tender shares at a price not greater than $16.75 nor less than $14.50 per share, net to you in cash, without interest, as indicated in the attached Instruction Form.

2. The tender offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on September 14, 2005 unless the tender offer is extended by Central Parking.

3. The tender offer is not conditioned on any minimum number of shares being tendered. However, the tender offer is subject to other conditions described in Section 7 of the Offer to Purchase.

4. The tender offer is for 4,400,000 shares, constituting approximately 12% of Central Parking’s outstanding shares as of August 8, 2005.

5. Tendering shareholders who are registered shareholders or who tender their shares directly to the Depositary will not be obligated to pay any brokerage commissions or fees to Central Parking or the Dealer Manager, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, domestic stock transfer taxes on Central Parking’s purchase of shares pursuant to the tender offer.

6. If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

7. If you hold beneficially or of record an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such shares at or below the purchase price before the Expiration Date and check the box captioned “Odd Lots” on the attached Instruction Form, Central Parking, on the terms and subject to the conditions of the tender offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.
      If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares, all such shares will be tendered unless otherwise specified on the Instruction Form.
      Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the tender offer.

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      The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions the laws of which require that the tender offer be made by a licensed broker or dealer, the tender offer shall be deemed to be made on behalf of Central Parking by the Dealer Manager for the tender offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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INSTRUCTION FORM
With Respect to the Offer by
Central Parking Corporation
to Purchase for Cash Up to 4,400,000 Shares
of its Common Stock, par value $0.01 per share
at a Purchase Price Not Greater Than $16.75 Nor Less Than $14.50 Net Per Share
      The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 12, 2005, and the related Letter of Transmittal (which together, as amended or supplemented, constitute the “tender offer”), in connection with the offer by Central Parking Corporation (“Central Parking”) to purchase for cash up to 4,400,000 shares of its common stock, par value $0.01 per share, at a price not greater than $16.75 nor less than $14.50 per share, net to the seller in cash, without interest. Unless the context requires otherwise, all references to shares shall refer to the shares of common stock, par value $0.01 per share, of Central Parking.
      The undersigned hereby instruct(s) you to tender to Central Parking the number of shares indicated below or, if no number is indicated, all shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the tender offer.
NUMBER OF SHARES BEING TENDERED HEREBY:                      SHARES*

*	Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.
      CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED
PURSUANT TO THE TENDER OFFER
(See Instruction 5 of The Letter of Transmittal)

☐	The undersigned wants to maximize the chance of having Central Parking purchase all the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Central Parking pursuant to the tender offer. This action will result in the undersigned receiving a price per share of as low as $14.50 or as high as $16.75.
— OR —
SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
(See Instruction 5 of The Letter of Transmittal)
      By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price for the shares is less than the price checked. If the purchase price for the shares is equal to or greater than the price checked, then the shares purchased by Central Parking will be purchased at the purchase price. A shareholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price (unless those shares were previously tendered and withdrawn).

PRICE (IN DOLLARS) PER SHARE AT
WHICH SHARES ARE BEING TENDERED

☐ $14.50 ☐ $14.75 ☐ $15.00 ☐ $15.25 ☐ $15.50	☐ $15.75 ☐ $16.00 ☐ $16.25 ☐ $16.50 ☐ $16.75
ODD LOTS
(See Instruction 6 of the Letter of Transmittal)
      To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned:

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.
CONDITIONAL TENDER
(See Instruction 16 of the Letter of Transmittal)
      A tendering shareholder may condition his or her shares upon Central Parking purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by Central Parking pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares.
If, because of proration, the minimum number of shares designated will not be purchased, Central Parking may accept conditional tenders by random lot, if necessary.

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      The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
Dated: ______________________________ , 2005

________________________________________________________________________________________________________
(Signature)

_________________________________________________________________________________________________________
Please Print Name(s)
Address: _________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________
Include Zip Code

Area Code and
Telephone No.: ____________________________________________________________________________________________

Taxpayer Identification
or Social Security No.: ______________________________________________________________________________________

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